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                   FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement (the "AMENDMENT") dated as of May 12, 1997 among Atchison Casting Corporation (the "BORROWER"), the Banks party hereto, and Harris Trust and Saving Bank, as Agent;

                          W I T N E S S E T H:

     WHEREAS, the Borrower, Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered a Credit Agreement dated as of May 24, 1996 (the "CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has requested that the Banks increase the aggregate amount of the Commitments from $40,000,000 to $60,000,000, to add Mercantile Bank (the "NEW BANK") as a Bank thereunder, and to make certain other changes to the Credit Agreement;

     WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:

     1. Section 1.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               SECTION 1.1. (a) THE COMMITMENTS. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "REVOLVING LOAN" and collectively "REVOLVING LOANS") to the Borrower from time to time on a revolving basis up to the amount of its commitment set forth on the applicable signature page hereof or pursuant to Section 11.12 hereof (its "COMMITMENT" and, cumulatively for all the Banks, the "COMMITMENTS"), subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Revolving Loans, the aggregate undrawn face amount of Letters of Credit (which, in the case of Letters of Credit payable in an Alternative Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.2(f) hereof) and the aggregate unpaid Reimbursement Obligations at any time outstanding shall not exceed the Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in
     Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be made available by means of either Domestic Rate Loans or Eurodollar Loans, which Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

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          (b)  TERM CREDIT CONVERSION.  If the Borrower does not
     receive at least $18,000,000 of net proceeds from its sale of equity (net proceeds for such purposes to mean gross proceeds less reasonable underwriting discounts and commissions and other reasonable costs directly incurred and payable as a result thereof) on or prior to December 31, 1997, then the Borrower shall on December 31, 1997 convert $10,000,000 of the outstanding Revolving Loans (or, if less than $10,000,000 in aggregate principal amount of Revolving Loans are then outstanding, all Revolving Loans then outstanding) to term loans (such conversion of Revolving Loans to be made ratably as among the Banks in accordance with their Commitments) such that each Bank shall be deemed to have made a term loan to the Borrower (individually, for each Bank, its "TERM LOAN" and collectively the "TERM LOANS") in the amount of such Bank's pro rata share of the amount of Revolving Loans so converted. Concurrently with such conversion into Term Loans, (i) the proceeds of such Term Loan shall be applied to reduce the outstanding principal amount of Revolving Loans and (ii) the Commitments shall be reduced, in each case by an amount equal to the amount of the Revolving Loans so converted. Each Term Loan deemed made by a Bank shall be evidenced by a Term Note of the Borrower (individually a "TERM NOTE" and collectively the "TERM NOTES") payable to the order of such Bank in the form (with appropriate insertions) attached hereto as Exhibit F. Each Term Loan shall mature as to principal in consecutive quarterly installments equal (except for the final installment) to one twenty-eighth (1/28th) of the original principal amount of such Term Loan, commencing on July 30, 1998 and continuing on the last of each and every calendar quarter thereafter, with the final installment to be in the amount of all principal not sooner paid and due on July 30, 2004. No amount repaid or prepaid on any Term Loan may be borrowed again. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Term Loans be made available by means of either Domestic Rate Loans or Eurodollar Loans.

     2. Section 1.2(a) of the Credit Agreement is hereby amended by deleting the amount "$15,000,000" appearing in the third line thereof and inserting in its place the phrase "THE COMMITMENTS AS IN EFFECT FROM TIME TO TIME."

     3. Section 1.10(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               (a) All Revolving Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower payable to the order of such Bank in the form of Exhibit A hereto (each a "REVOLVING NOTE" and collectively the "REVOLVING NOTES").

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     4.   Section 2.1 of the Credit Agreement is hereby amended by inserting a new subsection (c) immediately after subsection (b) as follows:

               (c) TERM CREDIT CONVERSION FEE. On the date the Term Loans are made, if any, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a fee of $75,000.

     5. Section 2.3 of the Credit Agreement is hereby amended by (a) deleting the word "SECOND" appearing in the second line thereof and inserting in its place the word "THIRD" and (b) inserting at the end thereof the following: "THE BORROWER MAY ONLY REQUEST TWO EXTENSIONS OF THE TERMINATION DATE PURSUANT TO THIS SECTION 2.3."

     6. Section 4.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

          "CONSOLIDATED EBITA" means, as applied to any Person for any period, Net Income of such Person, plus all amounts deducted in arriving at such Net Income in respect of (a) provisions for taxes imposed on or measured by income or excess profit,
     (b) Interest Expense, and (c) amortization of intangibles, all consolidated in accordance with GAAP, after eliminating any intercompany items.

          "CONSOLIDATED TOTAL LIABILITIES" means, at any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP but excluding reserves for deferred income taxes.

          "TANGIBLE STOCKHOLDERS' EQUITY" means Stockholders' Equity minus the aggregate book value of all assets which would be classified as intangible assets under GAAP.

     7. The definitions of "CURRENT MATURITIES", "FIXED CHARGE COVERAGE RATIO", "FIXED CHARGES", "LOANS", "NOTES", and "TOTAL DEBT" contained in
Section 4.1 of the Credit Agreement are each hereby amended in their entirety and as so amended shall each read as follows:

          "CURRENT MATURITIES" means, as applied to any Person as of any date of determination, all payments in respect of Funded Debt of such Person and any other debt for borrowed money of such Person which, as of its date of issuance, was Funded Debt, that are required to be made within one year.

          "FIXED CHARGE COVERAGE RATIO" means, as of any date, the number obtained by dividing (a) Consolidated EBITA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date by (b) Consolidated Fixed Charges for such period of four consecutive fiscal quarters.

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          "FIXED CHARGES" means, as applied to any Person for any
     period, the sum of (a) Interest Expense of such Person for such period, PLUS (b) the aggregate amount of Current Maturities required to be made by the Borrower and its Subsidiaries PLUS (c) 15% of the aggregate principal amount of Revolving Loans outstanding on the last day of such period.

          "LOANS" means and includes the Revolving Loans and the Term Loans, as the context may require, and includes a Domestic Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder.

          "NOTES" means and includes the Revolving Notes and the Term Notes, as the context may require.

          "TOTAL DEBT" means, as applied to any Person of any date of determination, the sum of (i) Current Debt of such Person at such date, (ii) Funded Debt of such Person at such date, (iii) Capital Lease Obligations of such Person at such date, (iv) all obligations of such Person contingent or otherwise, in respect of letters of credit (but only to the extent the same does not support another obligation of such Person which either is included in Total Debt or consists of current accounts payable incurred in the ordinary course of business) and (v) all Guaranties by such Person of or with respect to obligations of the character referred to in the definition of Debt.

     8. The definition of "TOTAL CAPITALIZATION" contained in Section 4.1 of the Credit Agreement is hereby amended by deleting the phrase "Consolidated Funded Debt" appearing in clause (a) thereof and inserting in its place the phrase "Consolidated Total Debt".

     9. Section 7.15 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               SECTION 7.15.  MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS.

               (a) CURRENT RATIO. The Borrower will not on any date permit the Current Ratio to be less than 1.50.

               (b) STOCKHOLDERS' EQUITY. The Borrower will not on any date permit Stockholders' Equity to be less than the sum of $70,000,000 PLUS 50% (or 0% in the case of a deficit) of Consolidated Net Income for each fiscal year ending after June 30, 1996 PLUS 85% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from any sale of equity by the Borrower or any of its Subsidiaries (other than sales of equity by any Subsidiary to the Borrower or to a Wholly Owned Subsidiary.

               (c)  RATIO OF CONSOLIDATED TOTAL DEBT TO TOTAL
     CAPITALIZATION.  The Borrower will not on any date permit
     Consolidated Total Debt to exceed 50% of Total Capitalization.

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               (d)  RATIO OF CONSOLIDATED TOTAL LIABILITIES TO
     TANGIBLE STOCKHOLDERS' EQUITY. The Borrower will not on any date permit Consolidated Total Liabilities to exceed 225% of Tangible Stockholders' Equity.

               (e) FIXED CHARGE COVERAGE RATIO. The Borrower will not, as of the last day of any fiscal quarter of the Borrower, permit the Fixed Charge Coverage Ratio to be less than 1.75.

     10. Section 7.16 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

               Section 7.16.  [INTENTIONALLY OMITTED].

     11. Section 7.18(d) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:


               (d) the Borrower and its Subsidiaries may make and own Investments in any Subsidiary of the Borrower or in any Person which simultaneously therewith becomes a Subsidiary provided that such Person is engaged primarily in the foundry business or in businesses reasonably related thereto and either (i) at the time of such acquisition and after giving effect thereto the Borrower's ratio of Consolidated Total Debt to Total Capitalization does not exceed 40% (the "40% THRESHOLD") or
     (ii) once the 40% Threshold has been exceeded in that fiscal year, the total aggregate principal amount expended for all acquisitions thereafter in such fiscal year does not exceed 25% of the Stockholder's Equity of the Borrower as of the last day of the immediately preceding fiscal year of the Borrower PLUS 25% of the net proceeds (net proceeds for such purposes to mean gross proceeds less reasonable underwriting discounts and commissions and other reasonable costs directly incurred and payable as a result thereof) received by the Borrower from the issuance of additional equity during the fiscal year of the proposed acquisition; and


     12. A new Section 7.24 to the Credit Agreement is hereby added to the Credit Agreement immediately after Section 7.23 as follows:

          Section 7.24. INDEBTEDNESS. The Borrower shall not issue, incur, assume, create or have outstanding any indebtedness for borrowed money; PROVIDED, HOWEVER, that the forgoing shall not restrict nor operate to prevent:

          (a) the obligations of the Borrower owing to the Banks hereunder; and

          (b)  the obligations of the Borrower under the Note
     Agreement dated as of July 29, 1994 between the Borrower and the purchasers identified therein in an aggregate principal amount not to exceed $20,000,000.

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     13.  Section 11.11 of the Credit Agreement is hereby amended by inserting immediately after the word "ASSIGNED" appearing in the thirteenth line thereof the phrase ", AND PROVIDED, FURTHER, THAT NO SUCH CONSENT OF THE BORROWER SHALL BE REQUIRED IF SUCH TRANSFER IS MADE TO AN AFFILIATE OF SUCH BANK."

     14. The Commitment of each Bank is hereby amended in its entirety to be as set forth below opposite such Bank's name:

     Harris Trust and Savings Bank:     $30,000,000

     Commerce Bank:                     $15,000,000

     Mercantile Bank:                   $15,000,000

     15. Notwithstanding the provisions of Section 2.3 of the Credit Agreement, the Borrower and Banks hereby agree that the Termination Date is hereby extended to July 29, 2000.

     16. Schedule 1 to Exhibit C to the Credit Agreement is hereby amended in its entirety to read as set forth as Exhibit A to this Amendment.

     17. A new EXHIBIT F is hereby added to the Credit Agreement immediately following EXHIBIT E to the Credit Agreement in the form of EXHIBIT B to this First Amendment.

     18. Schedules 5.2 and 5.13 of the Credit Agreement are hereby amended in their entirety to read as set forth as Schedules 5.2 and 5.13, respectively, attached to this Amendment.

     19. Upon satisfaction of the conditions precedent contained in Section 19 hereof and the effectiveness of this Amendment, the New Bank shall be a "BANK" party to the Credit Agreement and shall be entitled to all rights, benefits and privileges afforded a Bank thereunder and subject to the obligations of a Bank thereunder to the extent of its Commitment. Concurrently therewith, the New Bank shall fund its PRO RATA share of outstanding Loans to the Agent in accordance with Section 1.5 of the Credit Agreement (which amount shall thereafter be distributed to the other Banks originally making such Loans) so that after giving effect thereto each Bank, including the New Bank, holds a PRO RATA share of the outstanding Loans based on the amount of its respective Commitment. The New Bank hereby acknowledges that it assumes and agrees to be bound by the terms of the Intercreditor Agreement as if it were an original signatory thereto. The New Bank specifies as its lending office for Domestic Rate Loans and Eurodollar Loans, and its address for notices, the offices set forth beneath its name on the signature page hereof.

     20.  The Borrower represents and warrants to each Bank and the Agent that
(a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as

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amended hereby; (b) no Default and no Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment have been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.

     21. This Amendment shall become effective on May 14, 1997 upon the satisfaction of all of the following conditions precedent:

          (a) The Borrower, the Banks and the Agent shall have executed and delivered this Amendment and each Guarantor shall have executed the consent attached hereto;

          (b) The Banks shall have received the written opinion of counsel to the Borrower in form and substance acceptable to the Banks; and

          (c) The Agent shall have received (i) for each Bank such Bank's duly executed Term Note of the Borrower dated the date hereof and otherwise in compliance with the terms of the Credit Agreement and (ii) for each Bank a new Note in the amount of its Commitment as amended hereby.

     This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall become effective upon execution by the parties hereto. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.

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     Dated as of the date first above written.


                              ATCHISON CASTING CORPORATION


                              By /s/ Kevin T. McDermed
                                 ---------------------------------------------
                                Its Vice President and Treasurer
                                    ------------------------------------------

                              HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Bank and as Agent


                              By /s/ Len E. Meyer
                                 ---------------------------------------------
                                Its Vice President
                                    ------------------------------------------

                              COMMERCE BANK, N.A.


                              By /s/ Jeffrey R. Gray
                                 ---------------------------------------------
                                Its Vice President
                                    ------------------------------------------

                              MERCANTILE BANK


                              By /s/ Roger A. Lumley
                                 ---------------------------------------------
                                Its Senior Vice President
                                    ------------------------------------------


                              Address:
                                 1101 Walnut Street
                                 Kansas City, Missouri 64106
                                 Attn:  Roger Lumley

                              Telecopy:  (816) 871-2226
                              Telephone:  (816) 871-2281

                              Lending Offices:

                              Domestic Rate Loans:

                                 1101 Walnut Street
                                 Kansas City, Missouri 64106

                              Eurodollar Loans:

                                 1101 Walnut Street
                                 Kansas City, Missouri 64106